Exhibit 23.1

To Whom It May Concern:

We hereby consent to the use in the Annual Report of Aspire Biopharma Holdings, Inc. on Form S-1 of our Report of Independent Registered Public Accounting Firm, dated March 03, 2025, on the balance sheet of Aspire Biopharma Inc. as of December 31, 2024, and the related statements of operations, changes in stockholder’s equity and cash flows for the year then ended.

We also consent to the references to us under the headings “Experts” in such Registration Statement.

Very truly yours,

/s/ Bush & Associates CPA LLC

Bush & Associates CPA LLC (PCAOB 6797)

Henderson, Nevada

May 13, 2025

179 N. Gibson Rd., Henderson, NV 89014 ● 702.703.5979 ● www.bushandassociatescpas.com

To Whom It May Concern:

We hereby consent to the use in the Annual Report of Aspire Biopharma Holdings, Inc. on Form S-1 of our Report of Independent Registered Public Accounting Firm, dated April 07, 2025, on the balance sheet of Aspire Biopharma Holdings, Inc. (formerly Powerup Acquisition Corp.) as of December 31, 2024, and the related statements of operations, changes in stockholder’s equity and cash flows for the year then ended.

We also consent to the references to us under the headings “Experts” in such Registration Statement.

Very truly yours,

/s/ Bush & Associates CPA LLC

Bush & Associates CPA LLC (PCAOB 6797)

Henderson, Nevada

May 13, 2025

179 N. Gibson Rd., Henderson, NV 89014 ● 702.703.5979 ● www.bushandassociatescpas.com